Exhibit 21.1

The active subsidiaries owned directly or indirectly by Loral Space & Communications Inc. as of March 1, 2007, all 100% owned (except as noted below) consist of the following:

Loral Space & Communications Holdings Corporation	Delaware
Loral Skynet Corporation(1)	Delaware
Loral Asia Pacific Satellite (HK) Limited	Hong Kong
Loral Skynet International, L.L.C.	Delaware
Loral Holdings Ltd.	Bermuda
Loral Space do Brasil Ltda.	Brazil
Loral Skynet do Brasil Ltda.	Brazil
Loral Skynet (IOM) Limited	Isle of Man
Loral Communications Services, Inc.	Delaware
Loral Ground Services, L.L.C.	Delaware
Loralsat CIA Ltda(2)	Ecuador
Loral Skynet Network Services, Inc.	Delaware
Loral Skynet Network Services (Europe) Ltd.	United Kingdom
Loral Skynet Network Services Holdings L.L.C.	Delaware
Loral CyberStar International, Inc.	Delaware
Tel-Link Communications Private Limited	India
Loral CyberStar GmbH(3)	Germany
ONS-Mauritius	Mauritius
Loral CyberStar Services, Inc.	Delaware
Loral CyberStar Holdings, L.L.C.	Delaware
Loral CyberStar de Argentina SRL	Argentina
Loral CyberStar, L.L.C.	Delaware
CyberStar, L.L.C.	Delaware
Loral Satmex Ltd.	Bermuda
Skynet Satellite Holdings Corporation	Delaware
Skynet Satellite Corporation	Delaware
Space Systems/Loral, Inc.	Delaware
International Space Technology, Inc.(4)	Delaware
Cosmotech(4)	Russian Federation
Loral Holdings Corporation	Delaware
Loral General Partner, Inc.	Delaware
LGP (Bermuda) Ltd.	Bermuda
Loral Holdings LLC	Delaware
Mexico Satellite, LLC(5)	Delaware
Loral Global Services N.V.	Netherlands Antilles
Loral Global Services B.V.	Netherlands
4363205 Canada Inc.(6)	Canada
4363213 Canada Inc.(6)	Canada
4363230 Canada Inc.(6)	Canada

NOTES

(1)	100% of Loral Skynet Series A 12% Non-convertible Preferred Stock is owned by third parties

(2)	Only 95% owned directly or indirectly

(3)	Only 99.5% owned directly or indirectly

(4)	Only 51.0% owned directly or indirectly

(5)	Only 77.78% owned directly or indirectly

(6)	Company formed for the purpose of effecting the Telesat acquisition; upon closing of such acquisition, Public Sector Pension Investment Board will acquire its direct or indirect proportionate interest in such company.